                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements on Form S-8 (dated November 20, 1998, March 11, 1998, July 8, 1997 and July 8,
1997) and Form S-3 (No. 333-61679) of our report dated February 8, 1999, on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers, LLP

February 16, 1999